Q2 2023Stockholder Letter

Q2 2023 | Stockholder letter 2 To Our Fellow Stockholders It is an exciting time at TrueCar! It is a time of change and a time of focus. We have turned the ship and we are laser focused on growing the business. In Q2, we achieved quarter over quarter revenue growth, significantly improved our bottom line and have visibility to Q3 year over year revenue growth, followed by double digit revenue growth and adjusted EBITDA1 profitability in Q4 2023. In mid-June, we streamlined our organization and eliminated 102 positions, or 24% of our headcount. Although these are always difficult decisions, it was an important step to be a nimbler company and more focused company. As part of this decision, we also announced a leadership transition, with the appointment of Jantoon Reigersman as President and Chief Executive Officer. We have so many diamonds in the rough that are ready to shine. We are excited to polish those together over the many quarters to come and transform this business for long term success. As an example, did you know that more than 50% of the nationwide supply of electric vehicles, excluding Tesla, is in stock and available on TrueCar? We have a unique opportunity to disrupt our market and redefine our value proposition to both our customers and dealers. We are excited to bring you along on this journey with us and we will elaborate more on this in the coming quarters, starting with the cohort launches we expect to occur through the end of the year. Our plan to grow revenue continues to take shape as we are rebuilding our core business with our dealers. During the second quarter, and despite lower total dealer count quarter over quarter, we increased the number of franchise dealers by 191 while also growing our revenue per dealer. The lower total count was primarily due to the continuing challenging conditions in the used vehicle market, resulting in a loss of 382 smaller independent dealers. We continue to strengthen our sales force and expect revenue per dealer to continue to increase, adding higher net monthly recurring revenue. Though the overall market environment remains mixed, we continue to anticipate double-digit revenue growth compared to Q4 2022 and breakeven or positive adjusted EBITDA in the fourth quarter as we remain diligent on our expenses while investing in areas that will help us achieve our key priorities for 2023. Our improved adjusted EBITDA results for Q2 2023 reflect our commitment to achieve this goal. As mentioned in our last stockholder letter, we have started to develop a more personalized, dynamic experience tailored to different consumer and dealer profiles. This personalized experience will be based on a consumer’s buying power and preferences, which include: (1) tailoring the shopping experience based on what the consumer can afford; (2) delivering personalized recommendations; and (3) providing dynamically enabled features to optimize consumer/vehicle matching. With limited resources and a greater emphasis on focus, we have selected three personalized experiences or cohorts for rollout 1 Adjusted EBITDA is a non-GAAP financial measure. Refer to its definition set forth below. We are unable to provide a reconciliation of forward-looking Adjusted EBITDA to GAAP net loss, the most comparable financial measure calculated and presented in accordance with GAAP, without unreasonable effort because of the uncertainty and potential variability in amount and timing of stock-based compensation, lease exit costs and impairment of right-of-use assets, which are reconciling items between GAAP net loss and Adjusted EBITDA and could significantly impact GAAP results.

Q2 2023 | Stockholder letter 3 throughout the remainder of this calendar year: (1) Economic Buyers, typically budget-conscious consumers who may have low credit scores or limited credit histories who often shop for used vehicles; (2) Convenience Buyers, who tend to have higher credit scores and who typically shop for new or certified pre-owned vehicles or lease vehicles; and (3) Electric Vehicle (EV) Buyers, who are exploring and comparing different electric vehicles and evaluating the benefits of new or used EV options. We expect these personalized journeys to not only improve conversion of our healthy top of funnel traffic, but to also increase the volume of transactions. In closing, we would like to thank our team members for their passion, focus and support as we continue this exciting journey to make online car buying trustworthy, easy and accessible to everyone. Humble, nimble and focused. Jantoon Reigersman President and Chief Executive Officer Teresa Luong Chief Financial Officer

Q2 2023 | Stockholder letter 4 Market Environment During the second quarter, new vehicle inventory declined slightly from the 1.8 million units seen in March 2023 before rising back to 1.9 million units at the end of June. Affordability remains a concern for many consumers as interest rates remain high and vehicle markups are significantly higher than pre-pandemic periods, increasing the overall cost of leasing or financing vehicles. Domestic brands continue to garner the largest share of inventory gains. New vehicle inventory rose to 1.9 million units in June 2023, up 62.1% or approximately 711 thousand units from June 2022. On a sequential basis, new vehicle inventory increased by a modest 3.2% or 58 thousand units from March 2023. While this progress has improved significantly year over year, current year inventory improvement has slowed and is far below pre-pandemic levels of 3.5 million to 4 million units. Domestic OEM brands continue to garner a larger share of the gains. Source: Motor Intelligence New Vehicle Inventory (Industry)

Q2 2023 | Stockholder letter 5 The disparity across brands is also evident in days’ supply of inventory, which for domestic brands stood at 49 days on average in June 2023, above the industry average of 35 days. Days’ supply of inventory for European brands was 27 days, while Japanese and Korean brands combined were at 22 days. Inventory Gains (Industry data) Source: Motor Intelligence Since June 2022 Since March 2023

Q2 2023 | Stockholder letter 6 New inventory gains in 2023 are also skewed toward higher price ranges with 62% of new vehicle inventory consisting of vehicles priced above $40 thousand compared to 34% from 2019. This shift is consistent with the increase in average list price that we’ve seen at $52 thousand in June 2023. New Vehicle Inventory Share by List Price Source: Truecar

Q2 2023 | Stockholder letter 7 Vehicle sales trends. Industrywide new vehicle sales were approximately 4.1 million units during the second quarter of 2023, based on data from Motor Intelligence, compared to 3.6 million unit sales in the first quarter of 2023 and 16.8% above the levels seen in the second quarter of 2022. Monthly new vehicle sales were approximately 1.4 million units for June 2023, flat to March 2023 and trending closer to the 1.5 million units seen in pre-pandemic levels in June 2019. Industrywide New Vehicle Sales (Units) Source: Motor Intelligence

Q2 2023 | Stockholder letter 8 The seasonally adjusted annual rate (SAAR) for the second quarter rose to 15.7 million units with April peaking at approximately 16.1 million units followed by a decline in May before inching back up in June. Source: U.S. Bureau of Economic Analysis Light Vehicle Seasonally Adjusted Annual Rate (SAAR) On average, the supply of new vehicles has continued to improve slightly for the industry, however, as we observed earlier, this progress is still not widespread with gains mainly seen for domestic brands while shortages continued to persist for certain brands like Toyota, Hyundai, Kia and Subaru (as of June 2023).

Q2 2023 | Stockholder letter 9 Vehicle price trends. Across the industry, approximately 41% of new vehicles sold above their Manufacturer’s Suggested Retail Price (MSRP) in June 2023, relatively consistent with March 2023, while reflecting the continued downward trend from 66.8% in June 2022. OEM incentives for new vehicles increased 83.6% on a year-over-year basis to $2,038 in June 2023. June incentives were up 32% from March 2023. Although from a percentage basis, it may appear significant, they remain well below the average incentive of $3,400 to $4,300 seen in pre-inventory shortage and pre-pandemic periods. While incentives are starting to increase, these increases are driven mainly by luxury imports, Ford and Jeep. The top 10 selling brands all increased incentives in June 2023 compared to the previous year, in contrast to March 2023 where six of the same top 10 brands reduced incentives compared to the previous year. Source: TrueCar and Motor Intelligence

Q2 2023 | Stockholder letter 10 In a broader review of vehicle price inflation, the Consumer Price Index (CPI, not seasonally adjusted) for new vehicles rose 4.1% year over year and increased by 0.1% month over month in June 2023, both metrics reflecting increased pricing but at a much slower pace than for the same periods in 2022. The CPI for used cars and trucks declined by 5.2% year over year in June but increased by 1.2% from May. The month over month rise in June is the fourth straight consecutive increase this year and likely reflects the tightening supply for used vehicles as consumers turn to used vehicles looking for better affordability. Consumer Price Index (CPI) for New Vehicles and Used Cars and Trucks (not seasonally adjusted) Source: TrueCar and Motor Intelligence

Affordability remains a concern. The average list price for a new vehicle on TrueCar.com was approximately $52 thousand in June 2023, up 8.0% from a year ago and up 3.6% from March 2023. For now, the combination of still-high prices, rising interest rates and modest OEM incentives mean that monthly payments for new cars will likely remain elevated. For the remainder of the year, we expect OEM incentives to increase as days' supply grows. However, we expect incentive offers to vary by brand and/or model.

Little has changed in these past three months for consumers as the average down payment on a new car loan declined by about 1% from Q1 2023, pacing a similar decline in the amount financed over the same period. The average monthly payment for a new vehicle grew about 1% from Q1 2023 and 10.9% year over year to $761 in Q2 2023. Average interest rates for new car loans were relatively flat from Q1 2023 at 7.1% vs 5.1% in Q2 2022.

New and Used Vehicle Financing Trends



Average Loan Term in Months
75
73
71
69
67
65
2019
2020
2021
2022
2023
Average APR
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
2019
2020
2021
2022
2023
Average Amount Financed
$45K
$40K
$35K
$30K
$25K
$20K
$15K
2019
2020
2021
2022
2023
New
Used

Source: Truecar

The average list price for a used vehicle on the TrueCar platform was approximately $32 thousand in June 2023, down from approximately $33 thousand a year ago. Interest rates for used vehicle loans declined to 10.9% in June 2023, from 11.0% in March 2023 and rose from 8.3% in June 2022. The average monthly payment for a used vehicle was $595 in June 2023, up 3.2% year over year and from $583 in March 2023. According to the latest automotive finance market update by Experian[2], the share of new and used vehicle loan and lease transactions for subprime and deep subprime buyers continues to decline to 16.1% in Q1 2023 from their updated numbers of 17.7% in 2022 and 23.8% in 2019 while super prime and prime buyers comprised 66.3% in Q1 2023, up from 59.1% in 2019.

[2] Experian: State of the Automotive Finance Market Q1 2023

TrueCar Q2 2023 | Stockholder letter 11

Q2 2023 | Stockholder letter 12 Company Updates In designing the vehicle shopping experience to be flexible based on consumer needs and preferences, we are focusing on three key cohorts to enable personalized experiences in the near term: (1) Economic Buyers; (2) Convenience Buyers; and (3) EV Buyers. Over time, the type and amount of cohorts will further expand. For now, focus and transactions are key. In addition to tailoring personalized experiences for these cohorts, we have also started to build a unified flow or a single storefront experience. We envision this unified flow will provide a single storefront for consumers to step into as they begin their car-buying journey while allowing off-ramps for those consumers who wish to finish their purchase at a dealership. We are in the process of unifying the vehicle details page (VDP), which will ensure a consistent user interface across all vehicles, allowing for easier navigation and comparability across vehicles. We expect the launch of the unified VDP redesign to be completed before the end of September 2023. We anticipate that this unified flow will allow us to offer in the future a digital flow with offramps for a traditional lead, a super lead or for a completed transaction. This is an important stepping stone for a seamless consumer experience. This is no longer a traditional lead flow versus TrueCar+, rather all consumers will walk a single digital path with the option to go “off line” at various decision points. It will be our task over time to make the digital alternative so attractive and compelling that more and more people seek to complete their purchase online in the future. Economic Buyers. Per Experian, one-third of Americans are estimated to have subprime or deep subprime credit scores. For consumers who have started a credit application through TrueCar+ in these past six months, approximately half of these consumers have subprime or deep subprime credit scores. These consumers tend to have limited options for financing and struggle to know if they will be approved before deciding on a vehicle and having a hard credit pull. This has led to many frustrating experiences as many of these consumers fail to get financing approval on their selected vehicles. These are also customers who often encounter unsatisfactory dealer experiences and as a result seek an online solution that is fair and treats them with dignity. TrueCar’s goal for the economic cohort is to empower credit-challenged consumers by curating vehicle selection for this cohort based on their purchasing power prior to a hard pull credit application and by providing pre-approved financing offers with feasible down payments and monthly payments. We believe that presenting these vehicles upfront will align consumer expectations with the realities of their purchasing power, avoid credit denials that will exacerbate their credit score and expedite the car-buying process for this audience. By changing the order of operations, our goal is for consumers to be empowered to shop for and know the vehicles for which they are pre-approved, including the financing terms. Note that we do not intend to provide pre-qualification to merely assess someone’s credit profile, rather an actual pre-financing and de-facto pre-approval. We anticipate that dealers will also benefit from this new experience as dealers will have access to a large audience with an opportunity for high sales volume, acceleration in inventory turnover, and a more efficient process as the financing details will already have been resolved online, while maintaining attractive F&I incentives for the dealers (unlike current market offerings).

Q2 2023 | Stockholder letter 13 In April 2023, and as disclosed in our last stockholder letter, we released a buying power calculator that allows consumers to find their estimated buying power based on their maximum desired down payment, desired monthly payment and user-volunteered credit score. Since the release, approximately 5,000 consumers per day have interacted with this tool, and approximately 30% are self-identifying as having either poor or fair credit scores. This audience is the focus of our new economic cohort experience flow, which we are seeking to launch in September 2023. Convenience Buyers. We define this cohort as consumers with a high credit score (750 or above) and who can be more selective in the car-buying process and want the overall experience to be easy, fast and streamlined. Our vision is to serve these high credit score shoppers in a compelling way by optimizing their dealer and lender experiences. Within our platform, we envision that the first step of this cohort’s journey will be the ability to walk through a simple, guided flow that matches their preferences to vehicles in as few steps as possible. Our platform will offer these consumers a vast dealer inventory and comparability between makes, models and payment options, as well as transactable pricing and fee transparency. Once a specific vehicle is selected, these shoppers will be offered competitive rates from a limited set of reputable lenders targeted at these credit profiles, allowing for ease of comparability and convenience. This cohort will also seek to add accessories and protection products in an easy convenient way, which is something we have already tested and proven in our current flow with what we believe is the most comprehensive nationwide accessories selection of any online automotive marketplace. We expect that our dealer network will benefit from this cohort experience as they’ll have access to a large, high credit worthy consumer base, high sales volume opportunity, attractive margin per vehicle that can include accessories and protection products, intact financing fees, access to nationwide online sales without any of the infrastructure costs, and acceleration in inventory turnover. We are targeting to release the convenience cohort experience in October 2023. EV Buyers. As the name implies, this consumer base is primarily interested in electric vehicles. We are striving to provide an experience that includes: (1) easy discovery; (2) comparability of features like battery life and range across EVs; (3) comparability between EVs and internal combustion engine (ICE) vehicles; and (4) all the features and functionalities provided to the convenience buyers. With more than 50% of the nationwide supply of EVs, excluding Tesla, in stock and available on TrueCar, we offer these EV buyers both convenience and selection. For our dealer network, we offer a unique EV focused sales channel and all the benefits of those dealers within the convenience buyers cohort. Our goal is to launch the EV experience in November 2023. To further underscore our strength in EV, in Q2 2023, we activated two Mercedes-Benz (MBUSA) incentive offers on Sam’s Club and American Express. As part of this promotion, we worked with MBUSA to place vehicles within several Sam’s Club locations to raise further awareness and consideration of their vehicles, with a focus on their EVs. Of the total MBUSA sales that were driven by our affinity partners, over 50% of these sales were EVs. The response to this promotion to date has exceeded MBUSA’s and our expectations and speaks to the power of our Affinity Partner network.

AI Driven Car-Buying. In July, we introduced "Max," an AI chatbot custom-designed for TrueCar using OpenAI's chatGPT technology. Specifically, Max merges the power of Generative AI with TrueCar's robust data to provide personalized shopping assistance for our consumers, helping them find the perfect car based on their preferences and needs. Max, as an advanced AI car-buying assistant, is programmed to provide car recommendations, facilitate comparisons, and create an engaging and immersive multilingual communication experience. Designed to comprehend, learn from, and interact with our consumers, we believe Max will truly transform their car buying journey.

We envision car shopping and vehicle search transitioning into a conversation-AI driven experience that will save our customers time and effort in finding the right car, while significantly reducing decision fatigue and the overwhelming number of options that can make the car-shopping experience daunting.

Max is our step towards making this vision a reality.

We initially introduced Max to a small portion of our web traffic, and early data indicates promising trends among customers who engage with Max. We are thrilled about these initial results and plan to continue enhancing Max's capabilities based on consumer feedback and usage.



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Hi there! I'm Max, TrueCar's AI chatbot. Let's find your perfect car. Tell me your preferences and priorities so I can tailor suggestions just for you! How can I assist you with your car search today?
Hi max, what's a good car for hot temperatures?
Great question! In hot climates, you'll want a car with a good air conditioning system, heat-reflective windows, and possibly ventilated seats for extra comfort. Light-colored interiors can also help keep the car
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Introducing Max: AI conversational car buying
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TrueCar Q2 2023 | Stockholder letter 14

Q2 2023 | Stockholder letter 15 Second Half 2023 Financial Outlook Our priorities for the second half of the year are to continue to grow revenue, increase the number of transactions through TrueCar+ and reach breakeven or positive adjusted EBITDA in Q4 2023. Despite a mixed environment where new car inventory is slowly rebuilding, affordability remains a concern and continuing challenges facing our independent dealers, we continue to anticipate double-digit revenue growth in the fourth quarter as compared to Q4 2022 and breakeven or positive adjusted EBITDA in the fourth quarter. To achieve breakeven or positive adjusted EBITDA in the fourth quarter, we will continue to focus on managing our expenses efficiently across three general cost buckets: (1) headcount; (2) marketing; and (3) other operating expenses. With our recent workforce reduction, which yielded approximately $20 million in annualized savings, exclusive of stock-based compensation, we expect headcount-related expenses to be relatively flat with the exception of some key hires, particularly within our sales organization. Within the marketing bucket, we expect quarterly expenses to be fairly flat to Q2 2023 as we continue to see a flow of healthy traffic even with a limited marketing budget. For other operating expenses, we also expect quarterly expenses to remain fairly flat to Q2 2023.

Q2 2023 | Stockholder letter 16 3 In the second quarter of 2023, Net Loss is inclusive of charges associated with the restructuring plan undertaken in the second quarter of 2023 of approximately $7.1 million. 4 Refer to the accompanying financial tables for further details and a reconciliation of the non-GAAP measures presented to the most directly comparable GAAP measures located at the end of this letter. 5 On June 30, 2023, cash and cash equivalents included $2.2 million restricted cash that is used to collateralize a letter of credit to secure certain of our obligations under one of our office leases. 6 Traffic refers to Average Monthly Unique Visitors Revenue $39.3 million vs. $42.3 million in Q2 2022 Traffic(6) 8.3 million vs. 7.2 million in Q2 2022 Net Loss(3) ($20.4) million vs. ($11.0) million in Q2 2022 Dealers 11,641 vs. 12,086 in Q2 2022 Adj. EBITDA(4) ($5.3) million vs. ($5.0) million in Q2 2022 Units 83k vs. 90K in Q2 2022 Cash & Equivalents(5) $142.4 million vs. $199.7 million in Q2 2022 Monetization $474/unit vs. $467/unit in Q2 2022 Second Quarter 2023 Financial Highlights Revenue: $39.3 million, down 7.1% year over year and up 6.3% sequentially from the first quarter of 2023. Net Loss:3 $(20.4) million, as compared to $(11.0) million in the second quarter of 2022 and $(19.6) million in the first quarter of 2023. Adjusted EBITDA:4 $(5.3) million, as compared to $(5.0) million in the second quarter of 2022 and $(11.3) million in the first quarter of 2023. Financial Flexibility: Our balance sheet remained strong with cash and equivalents of approximately $142.4 million5 as of June 30, 2023, and no debt. Second Quarter 2023 Metrics (3, 4, 5, 6)

Q2 2023 | Stockholder letter 17 Q2 2023 Financial Discussion 7 Revenue Revenue of $39.3 million declined 7.1% year over year but improved by 6.3% sequentially. The year-over-year revenue decline was mainly due to softness in our Independent Dealer Revenue resulting from continuing elevated prices for vehicles and rising interest rates. Sequentially, the increases were driven by improvement within our OEM incentive revenue and franchise dealer revenue, reflecting a modest and upward trend of new vehicle inventories, offset by challenges faced by our independent dealers. Pay-per-sale transaction revenue accounted for approximately 19.1% of dealer revenue during the second quarter as compared to 19.8% in the second quarter of 2022 and 21.0% in the first quarter of 2023. Independent dealer revenue declined 37.1% year over year and 5.3% sequentially due to macro conditions in the used vehicle market amid tighter inventory conditions, rising interest rates, and elevated prices. OEM incentive and other revenue ended the quarter at $3.5 million and $0.1 million, respectively, with OEM incentive revenue growing 2.5x from the $1.4 million reported during the same period last year. OEM Incentive spending rose due to the activation of two incentive offers on Sam’s Club and American Express. Sequentially, OEM incentive revenue was up nearly $2.5 million from the $1.0 million reported for the first quarter of 2023. 7 Certain amounts in this financial discussion and the accompanying charts may not sum to total due to rounding.

Q2 2023 | Stockholder letter 18 Quarterly Metrics Dealer count at the end of the second quarter was 11,641, comprising 8,152 franchise dealers and 3,489 independent dealers. Independent dealer count decreased 16.5% year over year and 9.9% sequentially while franchise dealer count rose by 3.1% year over year and 2.4% sequentially. This divergence between franchise and independent dealer counts is representative of the broader trends seen across the new and used vehicle markets. Notably, most independent dealers that left our platform during the second quarter were smaller dealers. Many of these went out of business or were consolidated by other dealers, similar to the trends we saw in Q1 2023.

Q2 2023 | Stockholder letter 19 Consumer traffic averaged 8.3 million monthly unique visitors in the second quarter of 2023, rising from the 7.2 million seen during the second quarter of 2022 and the 8.7 million seen during the first quarter of 2023 as we continue to optimize the efficiency of our acquisition spend.

Q2 2023 | Stockholder letter 20 Total second-quarter units were 83K as compared to 90K during the same quarter last year and 76K in the first quarter of 2023. Total units declined by 8.3% year over year resulting from continuing elevated prices, rising interest rates and lingering constraints on dealer inventory. The mix of used vehicles as a percentage of total units was 44.2% in the second quarter of 2023 as compared to 49.8% of total units in the second quarter of 2022 and 48.7% in the first quarter of 2023. Monetization increased per unit to $474 from $467 during the second quarter of 2022 and was down from $482 in the first quarter of 2023. The year-over-year increase in monetization was primarily the result of the higher OEM incentives revenue. On a sequential basis, the decline in monetization was due to lower Franchise and Independent dealer monetization, offset by higher OEM incentives revenue.

Q2 2023 | Stockholder letter 21 Expense and Margin (Reconciliations of non-GAAP metrics used in this letter to their nearest GAAP equivalents are provided at the end of this letter). Second-quarter gross profit, defined as revenues less cost of revenue, was $35.4M with a gross margin of 90.0% on a GAAP basis and $35.6M or 90.6% on a non-GAAP basis. Gross margin was up from the first quarter of 2023 of 89.6% and 89.7% on a GAAP and non-GAAP basis, respectively. Technology and development expenses were $13.5 million on a GAAP basis and $9.8 million on a non-GAAP basis in the second quarter of 2023, up 18.7% and down 5.3% year-over-year, respectively. Sequentially, technology and development expenses increased 8.1% and decreased 14.8% on a GAAP and non-GAAP basis, respectively. On a GAAP basis, the year-over-year increases were largely due to severance related expenses associated with our June restructuring, partially offset by reduction in consulting costs, facilities related expenses, and headcount costs resulting from the recent workforce reduction. On a non-GAAP basis, the primary drivers of the year-over-year decreases were a result of lower consulting costs, facilities related expenses, and headcount costs resulting from the recent workforce reduction. The sequential GAAP expense increases were mainly the result of severance related expenses in the second quarter of 2023, while on a non-GAAP basis, the quarter-over-quarter decreases were driven from lower headcount costs associated with our recent workforce reduction. General and administrative expenses were $12.7 million on a GAAP basis and $6.9 million on a non-GAAP basis in the second quarter of 2023, up 16.4% and down 14.0% year-over-year, respectively. On a GAAP basis, the year-over-year increases were largely due to higher facilities related expenses from lease termination impairment charges and severance related expenses related to our June restructuring, partially offset by lower professional fees associated with the Digital Motors acquisition in Q2 2022.

Q2 2023 | Stockholder letter 22 On a non-GAAP basis, the decreases were primarily due to lower headcount costs resulting from our workforce reduction. Sequentially, general and administrative expenses increased 17.3% and decreased 15.0% on a GAAP and non-GAAP basis, respectively. The sequential GAAP increases were mainly the result of higher facilities related expenses from lease termination impairment charges and severance related expenses in the second quarter of 2023, while on a non-GAAP basis, the quarter-over-quarter decreases were driven from lower headcount costs from the workforce reduction. Sales and marketing, our largest expense category, was $27.2 million on a GAAP basis and $24.1 million on a non-GAAP basis in the second quarter of 2023, up 3.3% and down 3.8% year over year, respectively. Sequentially, sales and marketing expenses were up 1.5% on a GAAP basis and down 2.9% on a non-GAAP basis. Within sales and marketing expense, TrueCar.com acquisition expense was $5.9 million, up 4.4% year over year and down 1.0% sequentially. Cost per sale for TrueCar.com units was $193, up 29.3% year over year and down 7.4% sequentially. Partner marketing spend was $8.3 million in the second quarter, down 0.5% year over year and up 12.8% on a sequential basis. Finally, headcount and other sales and marketing expenses were $13.0 million on a GAAP basis and $9.9 million on a non-GAAP basis in the second quarter of 2023, up 5.3% and down 10.4% year over year, respectively. On a GAAP basis, the year-over-year increase was primarily due to severance related expenses and travel expenses as the sales team continues to rebuild our core business and expand our TrueCar+ footprint. On a non-GAAP basis, the year-over-year decrease was driven by lower headcount costs, offset by higher travel expenses as the sales team continues to rebuild our core business and expand our TrueCar+ footprint. Sequentially, headcount and other sales and marketing expenses decreased 3.5% and 14.0% on a GAAP and non-GAAP basis, respectively. The decreases were primarily due to reductions in headcount costs and travel and conference expenses, partially offset by an increase in sponsorships, and on a GAAP basis, by higher severance related expenses. In summary, we continued to manage our expenses while investing in strategic initiatives that we believe will put us in a stronger position as market conditions start to improve.

Q2 2023 | Stockholder letter 23 Balance sheet and cash usage We ended the second quarter of 2023 with approximately $142.4 million in cash and equivalents, as compared to $199.7 million at the end of the second quarter of 2022 and $156.6 million at the end of the first quarter of 2023. Within the second quarter of 2023, net cash used consisted of $10 million in operating activities (inclusive of $3.7 million in strategic restructuring costs), $3.2 million in investing activities, primarily related to capitalized software costs, and $1.0 million related to tax payments associated with the net settlement of equity awards. We continue to have no debt.

Q2 2023 | Stockholder letter 24 Live Call and Webcast Details TrueCar’s management will host a call to discuss second quarter financial results on Tuesday, August 1, 2023 at 9:00 a.m. Eastern Time. A live webcast of the call can be accessed from the Investor Relations section of our website and by using this link. Investors and analysts can also participate in the call by dialing 1-833-816-1391 (domestic) or 1-412-317-0484 (international). An archived replay of the call will be available upon completion on the Investor Relations section of our website at ir.truecar.com. TrueCar has used and intends to continue to use its Investor Relations website (ir.truecar.com), LinkedIn (https://www.linkedin.com/company/truecar-inc-), Twitter (@TrueCar) and Facebook (www.facebook.com/TrueCar) as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. About TrueCar TrueCar is a leading automotive digital marketplace that lets auto buyers and sellers connect to our nationwide network of Certified Dealers. With access to an expansive inventory provided by our Certified Dealers, we are building the industry’s most personalized and efficient auto shopping experience as we seek to bring more of the process online. Consumers who visit our marketplace will find a suite of vehicle discovery tools, price ratings and market context on new, used and Certified Pre-Owned vehicles. When they are ready, shoppers in TrueCar’s marketplace can connect with a Certified Dealer in our network, who shares our belief that truth, transparency and fairness are the foundation of a great auto shopping experience. As part of our marketplace, TrueCar powers auto-buying programs for over 250 leading brands, including AARP, Sam’s Club, Navy Federal Credit Union and American Express. Investor relations: investors@truecar.com Media: TrueCar media line: +1-844-469-8442 (US toll-free) pr@truecar.com

Q2 2023 | Stockholder letter 25 Forward-Looking Statements This document contains forward-looking statements. All statements contained herein other than statements of historical fact are forward-looking statements, including statements regarding our revenue growth, expected Adjusted EBITDA, our expectations regarding our cash resources, revenue, revenue per dealer, cash flow and management of our expenses and headcount, our market position, the benefits of our strategic restructuring, management changes and reduction in force, increased inventory of new vehicles, expansion plans, enhancements, progress and dealer and consumer adoption of TrueCar+ and increase in the volume of TrueCar+ transactions, sourcing of additional used vehicle inventory, the timing of introduction and success of our new product offerings, including our unified VDP and offerings under development targeting particular consumer cohorts and the timing and release of these offerings, our future growth and monetization opportunities, close rates, unit volumes, our ability to execute on our dealer acquisition and retention strategy, our success in sales conversion, our investments in product, technology, and marketing and brand awareness, and the macroeconomic environment, including automobile inventory levels, supply chain and other production constraints including ongoing semiconductor shortages, new and used vehicle pricing and monthly payment dynamics, incentives offered by automobile manufacturers, consumer and dealer demand, interest rates, inflationary trends and industry sales and additional partnering opportunities. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements, and include, among others, those risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission, or SEC, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 to be filed with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this document are based on information available to our management as of the date of this press release and, except as required by law, management assumes no obligation to update those forward-looking statements, which speak only as of their respective dates. Use of Non-GAAP Financial Measures This document includes the Non-GAAP financial measure we refer to as Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) adjusted to exclude interest income, depreciation and amortization, stock-based compensation, gain (loss) from equity method investment including impairment charges, changes in the fair value of contingent consideration liability, goodwill impairment, other income, lease exit costs, impairment of ROU assets, transaction costs, and income taxes. We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable

Q2 2023 | Stockholder letter 26 GAAP financial measure. Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP. We use Adjusted EBITDA as an operating performance measure because it is (i) an integral part of our reporting and planning processes; (ii) used by our management and board of directors to assess our operational performance, and together with operational objectives, as a measure in evaluating employee compensation and bonuses; and (iii) used by our management to make financial and strategic planning decisions regarding future operating investments. We believe that using Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis because it excludes variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance and debt service capabilities. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: • Adjusted EBITDA does not reflect the receipt of interest or the payment of income taxes; • Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments; • Adjusted EBITDA does not reflect the lease exit costs and the impairment charges on our right of use (“ROU”) assets associated with subleasing; • Adjusted EBITDA does not reflect the legal, accounting, consulting and other third-party fees and costs incurred by us in connection with the evaluation and negotiation of potential merger and acquisition transactions; • Adjusted EBITDA does not consider the dilutive impact of shares issued or to be issued in connection with stock-based compensation; and • other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including our net loss, our other GAAP results and various cash flow metrics. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and you should not infer from our presentation of Adjusted EBITDA that our future results will not be affected by these expenses or any unusual or non-recurring items.

Q2 2023 | Stockholder letter 27 Financial Statements And Non-GAAP Financial Measures

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